UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2017
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.425) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On October 4, 2017, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into an agreement to acquire Crystal Bioscience, Inc. (“Crystal”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among Ligand, Crystal, Eagle Acquisition, Inc., a wholly-owned subsidiary of Ligand (“Merger Sub”), and Shareholder Representative Services LLC, as the shareholders’ representative (the “Shareholders’ Representative”). Merger Sub will be merged with and into Crystal, with Crystal being the surviving corporation (the “Merger”). As a result of the Merger, Crystal will be a wholly-owned subsidiary of Ligand. Ligand’s board of directors and Crystal’s board of directors have each unanimously approved the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

Ligand will pay an aggregate of approximately $25 million in initial merger consideration to be paid in cash at the closing of the transaction. The aggregate initial merger consideration amount is subject to certain adjustments, including amounts based on changes in Crystal’s net working capital and cash amounts at closing. After the closing of the Merger, Crystal’s shareholders will have the opportunity to receive up to an additional $10.5 million based on Crystal’s achievement of certain research and business milestones prior to December 31, 2019. In addition, the Crystal’s shareholders will receive ten percent (10%) of revenues above $15 million generated between the closing date and December 31, 2022 by three existing collaboration agreements between Crystal and three of its collaborators (Boehringer Ingelheim, Alexo Therapeutics and Achaogen), and Crystal’s shareholders will receive twenty percent (20%) of revenues above $1.5 million generated between the closing date and December 31, 2022 pursuant to a fourth existing collaboration agreement with a large pharmaceutical company.

Pursuant to the Merger Agreement, $2.5 million (approximately 10% of the initial merger consideration) (the “Escrow Amount”) will be held back at the closing of the Merger to secure indemnification obligations of Crystal and post-closing merger consideration adjustments (the “Escrow Fund”). The Escrow Fund will be released 15 months from the date of closing, less the aggregate amount of any pending claims as of such date.
Both Ligand and Crystal agreed to customary representations, warranties and covenants in the Merger Agreement. Crystal’s shareholders and optionholders agreed to indemnify Ligand for certain matters, including breaches of representations, warranties and covenants included in the Merger Agreement, up to the Escrow Amount, subject to certain exceptions.
The closing of the Merger will be subject to customary closing conditions for transactions of this type, including, among other things, receipt of certain contractual consents, the accuracy of the representations and warranties and compliance with the covenants set forth in the Merger Agreement, each in all material respects, the absence of a material adverse effect on Crystal and delivery of certain related agreements. The Merger is expected to close on October 6, 2017.

The Merger Agreement contains customary termination rights for both Ligand and Crystal, including the right to terminate if the Merger is not consummated on or before October 31, 2017.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about Ligand, Crystal or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ligand’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On October 4, 2017, Ligand issued a press release announcing the execution of the Merger Agreement, describing the Crystal business and providing updated financial guidance, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 8.01. Other Information.

Crystal is a privately-held company that was founded in 2008 to develop a world-class therapeutic antibody discovery engine using chickens. Its platform relies on the large phylogenetic distance between mammals and birds to generate a diverse array of antibodies to human targets that have proven intractable in mammalian and other discovery platforms. The company has 19 employees and is located in Emeryville, California.

Crystal’s patented platform provides the ability to isolate monoclonal antibodies from immunized chickens, and can screen simultaneously for specificity and biological activity. It has led to the discovery of bioactive monoclonals directed against difficult targets, including G-protein-coupled receptors and ion channels. The depth of screening provided by Crystal’s Gel Encapsulated Microenvironment (GEM) assay in combination with the breadth of the antibody repertoire in immunized birds provides access to a broad source of affinity matured antibodies with therapeutic potential. Crystal’s HuMab (Human Antibody) chickens, which are genetically engineered to yield fully human sequence mAbs (monoclonal antibodies), capture the attributes of the chicken repertoire in a format with therapeutic potential.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand’s judgment as of the date of this report. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected closing of the Merger and the timing thereof and intellectual property protection of the Crystal platform.

Actual events or results may differ from Ligand’s expectations. For example, various closing conditions for the transaction may not be satisfied or waived. In addition, Crystal’s partners are able to terminate their partnership agreements for convenience and the failure of the overall Crystal platform in any particular partner’s program may negatively affect the opportunities with other partners, which in either case may reduce the number of overall partnerships and potential future revenue. The ability of Crystal and its partners to obtain, maintain and successfully enforce adequate patent and other intellectual property protection and the ability to operate their businesses without infringing the intellectual property rights of others is also a risk in successfully operating the Crystal business. The failure to meet expectations with respect to any of the foregoing matters may reduce Ligand's stock price.

Additional information concerning these and other risk factors affecting Ligand can be found in prior press releases available at www.ligand.com as well as in Ligand's public periodic filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of October 4, 2017, by and among Ligand Pharmaceuticals Incorporated, Eagle Acquisition, Inc., Crystal Bioscience, Inc. and Shareholder Representative Services LLC*

99.1	Press release of Ligand Pharmaceuticals, dated October 4, 2017

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Ligand will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: October 4, 2017	By:	/s/ Charles Berkman
	Name: Title:	Charles Berkman Vice President, General Counsel and Secretary